UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 11, 2024

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware		73-1564280
(State or other jurisdiction of incorporation or organization)	Commission File No.: 0-26823	(IRS Employer Identification No.)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Units	ARLP	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On December 11, 2024, Alliance Resource Partners, L.P. (the “Partnership”) announced that Ronna R. McDaniel was elected to the Board of Directors (the “Board”) of Alliance Resource Management GP, LLC (the “MGP”), the general partner of the Partnership. The Board has determined that Ms. McDaniel is an “independent director” as defined in the listing rules of The Nasdaq Stock Market and applicable U.S. Securities and Exchange Commission (the “SEC”) rules and regulations.  Ms. McDaniel will serve on the Audit, Compensation and Conflicts Committees of the Board. In connection with Ms. McDaniel’s appointment, the size of the Board was increased to seven directors. The size of the Board will be reduced to six directors as of January 1, 2025 following the retirement on December 31, 2024 of long-time director John Robinson (as previously disclosed).

Ms. McDaniel served as Chair of the Republican National Committee from 2017 until the first quarter of 2024, where she also chaired its executive committee, and served on the Board of Directors of the Romney Institute of Public Service and Ethics from 2016 to 2021. She served as Chair of the Michigan Republican Party from 2015 to 2017 and as chair of the Michigan Delegation at the 2016 Republican National Convention. Ms. McDaniel served as State Committeewoman in Michigan from 2012 to 2014. She received her B.A. in English from Brigham Young University.

Ms. McDaniel’s skills in leadership, governance and public relations, together with her skills in navigating complex regulatory environments, bring important and valuable skills to the Board.  As a non-employee director, Ms. McDaniel will receive a cash retainer of $215,000 per annum.

There are no agreements or understandings between Ms. McDaniel or any other person pursuant to which she was elected director. The Partnership is not aware of any transaction in which Ms. McDaniel has an interest requiring disclosure under Item 404(a) of Regulation S-K.

ITEM 7.01.	REGULATION FD DISCLOSURE.

On December 13, 2024, the Partnership issued a press release announcing Ms. McDaniel’s election to the Board. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated by reference herein.

The information furnished in this Item 7.01 including Exhibit 99.1 shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent specifically referenced in any such filings.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

Exhibit Number	Description
99.1	Alliance Resource Partners, L.P. press release dated December 13, 2024.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its general partner

By:	/s/ Cary P. Marshall
Cary P. Marshall
Senior Vice President and Chief Financial Officer

Date: December 13, 2024

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